Exhibit 99.1 (c)

                      OFFICERS CERTIFICATE
                 ANNUAL STATEMENT OF COMPLIANCE

               MORTGAGE PASS-THROUGH CERTIFICATES
                RESIDENTIAL MORTGAGE LOANS SERIES
             1995-2, 1996-1, 1996-2, 1996-3, 1996-4,
                     1997-1, 1997-2, 1997-3

IN  ACCORDANCE WITH THE APPROPRIATE SECTION
OF    THE   ABOVE-CAPTIONED   POOLING   AND
SERVICING  AGREEMENTS,  I,  JULE  KEEN  AND
SHAWNA  R.  OGILVIE OF AMERIQUEST  MORTGAGE
COMPANY, (THE "SERVICER") HEREBY CERTIFY:

(i)  A REVIEW OF THE ACTIVITIES OF THE SERVICER DURING THE
     CALANDER YEAR, AND OF PERFORMANCE UNDER THESE AGREEMENTS HAVE BEEN MADE UNDER OUR SUPERVISION.

(ii) TO THE BEST OF OUR KNOWLEDGE, BASED ON SUCH REVIEW, THE
     SERVICER HAS FULFILLED ALL ITS OBLIGATIONS UNDER THESE AGREEMENTS THROUGHOUT SUCH YEAR.

CERTIFIED THIS 19TH DAY OF MARCH, 1998.

BY:  \s\JULE J. KEEN
        JULE J. KEEN
        EXECUTIVE VICE PRESIDENT

BY:  \s\SHAWNA R. OGILVIE
        SHAWNA R. OGILVIE
        EXECUTIVE VICE PRESIDENT


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